SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

            CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  April 23, 2002


                           COVEST BANCSHARES, INC.
            (Exact name of Registrant as specified in its charter)


               Delaware               0-20160               36-3820609
          (State or other      (Commission File No.)      (IRS Employer
           jurisdiction of                                 Number)
           Incorporation)


749 Lee Street, Des Plaines, Illinois                 60016
(Address of principal executive offices)            (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, April 23, 2002, the Company issued a press release pertaining to first quarter 2002 results. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1        First Quarter 2002 Earnings Release


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2002


                          COVEST BANCSHARES, INC.



                          By:   /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer


CoVest Bancshares, Inc. Reports 35% Increase in Core Net Income for the First Quarter of 2002 over the same period in 2001.

DES PLAINES, IL. April 23, 2002 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) Net income was $1,613,000 for the first quarter of 2002, up 12% over $1,435,000 for the same period last year. Basic earnings per share were $0.47, a 27% increase compared to $0.37 per share for the first quarter of 2001. Diluted earnings per share were $0.45, a 22% increase compared to $0.37 per share for the first quarter of 2001. Included in net income for the first quarter of 2001 was a $407,000 pretax gain on sale of single family first mortgages. The net income of $1,613,000 for the first quarter of 2002, when compared to core income (net income, adjusted for the after tax effect of the gain on sale of loans) of $1,196,000 for the first quarter of 2001, was up 35%. Basic earnings per share for the first quarter of 2002 were $0.47, a 52% increase compared to $0.31 per share, on core earnings, for the first quarter of 2001. Diluted earnings per share for the first quarter of 2002 were $0.45, a 50% increase compared to $0.30 per share, on core earnings, for the same period in 2001.

Return on average equity and return on average assets during the first quarter were 14.15% and 1.09% respectively during 2002, compared to 11.89% and 0.98% in 2001. Return on average equity and return on average assets excluding the gain on sale of loans in the first quarter of 2001 were 9.91% and 0.81% respectively.

The Company's efficiency ratio improved to 55.84% compared to 56.75% in the first quarter of 2001. The Company's goal is to maintain an efficiency ratio at lower than 56% for 2002.

Cash earnings (net income adjusted for the after tax impact of amortization of goodwill) for the first quarter of 2002 were $1,644,000, or $0.48 (basic) and $0.46 (diluted) earnings per share, compared to $1,467,000, or $0.38 (basic) and $0.37 (diluted) earnings per share for the same period in 2001. Cash earnings excluding the gain on sale of loans and adjusted for the after tax impact of amortization of goodwill) for the first quarter of 2001 was $1,288,000, or $0.32 (basic) and $0.31 (diluted) earnings per share.

Net interest income increased $920,000, or 20% for the first quarter of 2002 compared to the first quarter of 2001. Average interest earning assets increased $6.8 million for the first quarter of 2002 with yield lower by 128 basis points compared to that in the first quarter of 2001. The Federal Reserve's rate reductions in 2001 caused a decrease in the Company's loan index rates and prompted prepayments in the loan portfolio, particularly in the multi-family loan portfolio, which is mostly comprised of adjustable rate loans with floors established upon origination. Loan costs associated to loan prepayments in the multi-family loan portfolio amounted to $99,000 for the first quarter of 2002 compared to $27,000 for the same period in 2001. Interest income (tax equivalent) on earning assets decreased 15% to $9,673,000 for the first quarter of 2002 compared to $11,366,000 for the same period in 2001. Average interest bearing liabilities increased $6.9 million for the first quarter of 2002 with yield lower by 213 basis points compared to that in the first quarter of 2001. Interest expense for the first quarter of 2002 decreased 39% to $4,037,000 compared to $6,636,000 for the same period in 2001. The decrease was attributed mostly to the decrease in the 91-day Treasury Bill rate to which the High Yield Money Market account is indexed. The yield on the High Yield Money Market account for the first quarter of 2002 decreased to 1.71%, a 64% decrease compared to 4.79% in the same period in 2001. The decrease in cost of funds for the High Yield Money Market account was partially offset by a decrease in average balance for the account by $13.4 million and corresponding increase in the average balance in savings accounts by $16.0 million, whose rate remained fixed at 2.50%. Throughout most of 2001, the Company was in a liability sensitive gap position, where deposits reprice faster than
assets.   The Company's current position is slightly asset sensitive. The increase in average non-interest bearing deposits by 27% to $31.3 million, compared to $24.5 million in the first quarter of 2001, contributed to 38 basis points in interest margin. The net interest margin for the first quarter of 2002 increased 18% to 3.93% compared to 3.34% in the same period in 2001.

The provision for loan losses was $472,000 for the first quarter of 2002 versus $250,000 for the like period in 2001. The increase in the commercial loans and multi-family loans portfolio along with the net charge-offs of $369,000 in the first quarter of 2002 were the primary factors that prompted the Company to increase its provision for loan losses.

Net interest income after provision for loan losses increased $698,000, or 16% to $5,130,000 for the three month period ended March 31, 2002, as compared to $4,432,000 for the three month period March 31, 2001.

Non-interest income for the first quarter of 2002 increased 11% to $1,236,000, as compared to $1,118,000 for the same period in 2001. Included in non-interest income for the first quarter of 2001 was a $407,000 gain on sale of mortgage loans. Without the gain on sale for the first quarter of 2001, the first three months' non-interest income in 2002 increased 74% over that of the same period in 2001. Loan prepayment fees increased 902% to $461,000 compared to $46,000 for the first quarter of 2001. Loan charges and servicing fees increased $20,000. Mortgage banking fees decreased $26,000, mostly due to a slow down in refinancing activity. Deposit related charges and fees increased $41,000, mostly from the introduction of check imaging in midyear 2001 and increased activity charges on a growing commercial deposit base. Gain on sale of investments increased $105,000. For the first quarter of 2001, the Company incurred a $31,000 loss on sale of investments. Other income decreased $30,000 mainly due to the termination of a credit card processing relationship in early 2002.

Non-interest expense for the first three months of 2002 increased 16% to $3,818,000, as compared to $3,292,000 for the same period in 2001. Compensation and benefits increased $334,000. Full time equivalent staff as of March 31, 2002 was 135.5 compared to 126 as of March 31, 2001. Group medical insurance increased $148,000 based on maximum liability accrual. Commissions and incentives decreased $145,000. Data processing expenses increased $42,000 mainly due to a change in item processor, toward the middle part of the first quarter in 2001. Advertising expense increased $60,000. Planning and identifying advertising strategies were mostly done in the first quarter of 2001, while implementation of additional retail strategies started in 2002. Other real estate owned expenses increased $203,000, which included legal expenses in foreclosure proceedings and back taxes for the commercial real estate property. Amortization of intangibles increased $19,000 as a result of the Company retaining the servicing on a portion of the loan portfolio sold at the end of the first quarter 2001.

Income tax expense increased $112,000 to $935,000 for the three months ended March 31, 2002, compared to $823,000 for the same period in 2001.

The Company's assets increased by 1% to $592.4 million as of March 31, 2002, as compared to $585.7 million at December 31, 2001. Net loans receivable increased $6.4 million to $516.1 million as of March 31, 2002 versus $509.6 million outstanding as of December 31, 2001. Commercial loans increased 13% to $53.3 million compared to $47.0 million as of December 31, 2001. Multi-family loans increased 5% to $235.8 million compared to $223.6 million as of December 31, 2001. The increase in multi-family loans consisted mostly of adjustable rate loans. Construction loans decreased 12% to $51.8 million compared to $58.8 million as of December 31, 2001. The Company is not actively expanding its construction lending and expects to see an overall decrease in balances during 2002. Commercial real estate loans remained at relatively the same level as of March 31, 2002 compared to December 31, 2001. The Company, to augment its liquidity needs and reduce credit exposure, sold participations on multi-family loans, commercial real estate loans and construction loans. Mortgage loans decreased 3% to $56.5 million compared to $58.2 million as of December 31, 2001 as payoffs continued to exceed originations. Consumer loans decreased 5% to $44.0 million compared to $46.3 million as of December 31, 2001. The decrease was in auto loans where the Company decided to mostly provide them to relationship customers. Total securities decreased 5% to $49.4 million compared to $52.2 million as of December 31, 2001. Securities are used primarily for collateral purposes.

Total deposits were $458.1 million as of March 31, 2002, relatively at the same level compared to $456.0 million as of December 31, 2001. Non-interest bearing deposits increased 7% to $33.1 million compared to $31.0 million as of December 31, 2001. Savings deposits increased 23% to $63.9 million compared to $52.1 million as of December 31, 2001. The High Yield Money Market Account decreased 9% to $103.1 million compared to $113.9 million as of December 31, 2001. The Company believes that the decrease in the High Yield Money Market Account is caused by the decline in the 91-day Treasury Bill rate to which the account is indexed. The Company also believes that the decrease in the High Yield Money Market index rate caused the savings deposits to increase as the savings account rate remained at a fixed 2.50%. Certificates of deposits were $228.9 million as of March 31, 2002, relatively at the same level compared to $229.7 million as of December 31, 2001. Jumbo certificates of deposit decreased 62% to $4.5 million compared to $11.8 million as of December 31, 2001 and were replaced by purchased certificates of deposits that increased 16% to $53.2 million compared to $45.8 million as of December 31, 2001.

Total borrowings increased 6% to $77.9 million compared to $73.4 million as of December 31, 2001. Short-term borrowings decreased 2% to $28.9 million compared to $29.4 million as of December 31, 2001. Included in short-term borrowings is $2.1 million note incurred in connection with the Company's stock repurchase program. This borrowing will be repaid from dividends from the Bank over the next several quarters. Long-term borrowings increased 11% to $49.0 million compared to $44.0 million as of December 31, 2001. Long-term borrowings consisted of FHLB Term Advances and are the primary source of funding depending on collateral availability.

Stockholders' equity totaled $46.0 million at March 31, 2002. The number of shares outstanding was 3,447,488 and the book value per common share outstanding was $13.34.

On February 22, 2002, the Employee Stock Ownership Plan (ESOP) purchased 81,477 shares of CoVest Bancshares, Inc. common stock, held in the Company's treasury, for an aggregate purchase price of $1,500,000, or $18.41 per share. A new loan, internally financed, in the amount of $1.5 million plus interest will be repaid over a period of fifteen years from earnings generated by the Company.

The Company announced the expansion of its 23rd stock repurchase program on January 29, 2002, enabling the Company to repurchase 174,636 shares of its outstanding stock. The repurchase was completed on March 29, 2002. A total of 174,636 shares were repurchased at an average price of $19.14.

The Company announced its 24th stock repurchase program on March 29, 2002, enabling the Company to repurchase 100,000 shares of its outstanding stock.

At March 31, 2002, the allowance for loan losses was $6.7 million as compared to $6.5 million as of December 31, 2001. The Company recognized net charge-offs of $369,000 during the first three months of 2002.

At March 31, 2002, total non-performing loans amounted to $691,000 or 0.12% of total assets compared to $2,538,000, or 0.43% of total assets at December 31, 2001. A $1,540,000 commercial real estate loan that had been categorized as a non-accrual loan as of December 31, 2001, was foreclosed on during the first quarter and is now a part of Other Real Estate Owned as of March 31, 2002. An additional $240,000 specifically related to this loan was charged off prior to possession of the property being realized.

The Company has no impaired loans as of March 31, 2002.

Total Other Real Estate Owned increased to $2,164,000 compared to $662,000 as of December 31, 2001. $202,000 represented 3 single-family properties, $662,000 was an undeveloped commercial real estate property in Chicago and $1,300,000 was motel property in Wisconsin referred to above. Closing on this motel property was completed on April 15, 2002 and the Company incurred an additional $37,000 of expenses related to the sale.



SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of CoVest Bancshares, Inc., a Delaware corporation (the "Company") and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, the following:

* The strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which may be less favorable than expected and may result in, among other things, a deterioration in the credit quality and value of the Company's assets.

* The economic impact of the terrorist attacks that occurred on September 11th, as well as any future threats and attacks, and the response of the United States to any such threats and attacks.

* The effects of, and changes in, federal, state and local laws, regulations and policies affecting banking, securities, insurance and monetary and financial matters.

* The effects of changes in interest rates (including the effects of changes in the rate of prepayments of the Company's assets) and the policies of the Board of Governors of the Federal Reserve System.

* The ability of the Company to compete with other financial institutions as effectively as the Company currently intends due to increases in competitive pressures in the financial services sector.

* The inability of the Company to obtain new customers and to retain existing customers.

* The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

* Technological changes implemented by the Company and by other parties, including third party vendors, which may be more difficult or more expensive than anticipated or which may have unforeseen consequences to the Company and its customers.

* The ability of the Company to develop and maintain secure and reliable electronic systems.

* The ability of the Company to retain key executives and employees and the difficulty that the Company may experience in replacing key executives and employees in an effective manner.

* Consumer spending and saving habits which may change in a manner that affects the Company's business adversely.

* Business combinations and the integration of acquired businesses which may be more difficult or expensive than expected.

* The costs, effects and outcomes of existing or future litigation.

* Changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board.

* The ability of the Company to manage the risks associated with the foregoing as well as anticipated.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


COVEST BANCSHARES, INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                          THREE MONTHS ENDED
                                       MARCH 31,       MARCH 31,
                                         2002            2001         %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)          $5,636,000      $4,730,000          19%

   Net Core Income*                   $1,613,000      $1,196,000          35%

   Net Income                         $1,613,000      $1,435,000          12%

   Per Share

      Basic                                $0.47           $0.37          27%

      Basic (core)*                        $0.47           $0.31          52%

      Diluted                              $0.45           $0.37          22%

      Diluted (core)*                      $0.45           $0.30          50%

Key Ratios:

   Return on Average Assets                 1.09%           0.98%         11%

   Return on Average Assets (core)*         1.09%           0.81%         35%

   Return on Average Equity                14.15%          11.89%         19%

   Return on Average Equity (core)*        14.15%           9.91%         43%

   Net Interest Margin                      3.93%           3.34%         18%

   Average Stockholders' Equity to
     Average Assets                         7.69%           8.25%         -7%

Risk-Based Capital Ratios:

   Tier I

      Company                              10.6%           11.7%          -9%

      Bank                                 10.8%           11.2%          -4%

   Total

      Company                              11.9%           13.0%          -8%

      Bank                                 12.0%           12.4%          -3%

Common Stock Data:

   Cash Dividends Declared per Share       $0.08           $0.08           0%

   Book Value per Share                   $13.34          $12.70           5%

   Price/Earnings Ratio                    12.79x          11.90x          7%



* Core net income: net income, adjusted for the after tax effect of the gain on sale of loans in the amount of $249,000, that occurred in the first quarter of 2001.



COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)


                                             MAR 31, 2002        DEC 31, 2001
                                             ------------        ------------

ASSETS
-------

CASH ON HAND AND IN BANKS                        $  7,205            $  6,552

INTEREST BEARING DEPOSITS                             506                  21
                                                 --------            --------
   Cash and Cash Equivalents                        7,711               6,573

SECURITIES:
   Securities Available-for-Sale                   38,827              40,897
   Mortgage-Backed and Related
      Securities Available-for-Sale                 3,182               3,948
   Federal Home Loan Bank and
      Federal Reserve Bank Stock                    7,418               7,319
                                                 --------            --------
TOTAL SECURITIES                                   49,427              52,164

LOANS RECEIVABLE:
   Commercial Loans                                53,291              47,024
   Multi-Family Loans                             235,769             223,613
   Commercial Real Estate Loans                    79,199              79,443
   Construction Loans                              51,823              58,796
   Commercial/Municipal Leases                      1,468               1,778
   Mortgage Loans                                  56,530              58,175
   Consumer Loans                                  43,964              46,273
   Mortgage Loans Held for Sale                       661               1,065
                                                 --------            --------
      TOTAL LOANS RECEIVABLE                      522,705             516,167
   Allowance for Loan Losses                     (  6,650)            ( 6,547)
                                                 --------            --------
LOANS RECEIVABLE, NET                             516,055             509,620

ACCRUED INTEREST RECEIVABLE                         3,010               3,281
PREMISES AND EQUIPMENT                              9,409               9,466
OTHER REAL ESTATE OWNED                             2,165                 661
GOODWILL                                            1,286               1,338
MORTGAGE SERVICING RIGHTS                             196                 222
OTHER ASSETS                                        3,106               2,404
                                                 --------            --------
TOTAL ASSETS                                     $592,365            $585,729
                                                 ========            ========








COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)



                                             MAR 31, 2002        DEC 31, 2001
                                             ------------        ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES:

   Deposits:
      Non-Interest Bearing                       $ 33,061            $ 30,993
      Interest Bearing Checking                    29,066              29,339
      Savings Accounts                             63,898              52,141
      Money Market Accounts                       103,146             113,864
      Certificates of Deposit                     171,194             172,055
      Jumbo CDs                                     4,481              11,834
      Purchased CDs                                53,238              45,776
                                                  -------             -------
                                                  458,084             456,002
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                       28,851              29,425
   Long-Term Advances from Federal
      Home Loan Bank                               49,000              44,000
   Advances from Borrowers for Taxes and
      Insurance                                     3,130               4,865
   Accrued Expenses and Other Liabilities           7,306               6,286
                                                  -------             -------
TOTAL LIABILITIES                                 546,371             540,578

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 3/31/02 and 12/31/01
      respectively                                     44                  44
   Additional Paid-in Capital                      18,010              17,268
   ESOP Loan                                       (1,500)                  -
   Retained Earnings                               42,690              41,360
   Treasury Stock, 870,149 shares and
      965,580 shares, held at cost 3/31/02
      and 12/31/01 respectively                   (13,877)
(14,290)
   Accumulated Other Comprehensive Income             627                 769
                                                 --------            --------
TOTAL STOCKHOLDERS' EQUITY                         45,994              45,151
                                                 --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $592,365            $585,729
                                                 ========            ========














COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per             THREE MONTHS ENDED
 share data)                                    MAR 31,  MAR 31,
                                                  2002     2001
INTEREST INCOME                                -------   -------
   Loans and Leases Receivable                 $ 8,979   $10,496
   Mortgage-Backed Securities                       62       130
   Securities
     Taxable                                       414       412
     Exempt from Federal Income Taxes               64        92
   Other Interest and Dividend Income              120       188
                                               -------   -------
   Total Interest Income                         9,639    11,318
INTEREST EXPENSE
   Deposits                                      3,242     5,584
   Advances from Federal Home Loan Bank            703       871
   Other Borrowed Funds                             92       181
                                               -------   -------
   Total Interest Expense                        4,037     6,636
                                               -------   -------
NET INTEREST INCOME                              5,602     4,682
   Provision for Loan Losses                       472       250
                                               -------   -------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                   5,130     4,432
NON-INTEREST INCOME
   Loan Charges and Servicing Fees                 223       203
   Loan Prepayment Fees                            461        46
   Mortgage Banking Fee                            131       157
   Deposit Related Charges and Fees                299       258
   Gain/(Loss) on Sales of Securities               74       (31)
   Gain on Sales of Loans                            -       407
   Other                                            48        78
                                               -------   -------
   Total Non-Interest Income                     1,236     1,118
NON-INTEREST EXPENSE
   Compensation and Benefits                     1,888     1,554
   Commissions and Incentives                      193       338
   Occupancy and Equipment                         485       489
   Federal Deposit Insurance Premium                20        23
   Data Processing                                 260       218
   Advertising                                     206       146
   REO Expense                                     200        (3)
   Amortization of Goodwill                         51        51
   Amortization of Mortgage Servicing Rights        26         7
   Other                                           489       469
                                               -------   -------
   Total Non-Interest Expense                    3,818     3,292
                                               -------   -------
INCOME BEFORE INCOME TAXES                       2,548     2,258
Income Tax Provision                              (935)     (823)
                                               -------   -------
NET INCOME                                     $ 1,613   $ 1,435
                                               =======   =======
Earnings per Share
   Basic                                         $0.47     $0.37
   Diluted                                       $0.45     $0.37


AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet. It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.
(Dollars in Thousands)

                                                               THREE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                MARCH 31, 2002                     MARCH 31, 2001
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 50,680    $   753      5.94%    $ 37,742   $   768     8.14%
  Multi-Family Loans(A)(B)              230,274      3,819      6.63      174,260     3,451     7.92
  Commercial Real Estate Loans(A)(B)     81,202      1,501      7.39       78,967     1,622     8.22
  Construction Loans(A)(B)               54,754      1,029      7.52       48,676     1,232    10.12
  Commercial/Muni Leases(B)               1,612         24      5.96        4,808        71     5.91
  Mortgage Loans(A)(B)                   57,555      1,094      7.60      114,020     2,189     7.68
  Consumer Loans (A)                     44,978        760      6.76       51,503     1,164     9.03
  Securities                             39,489        511      5.18       36,470       551     6.04
  Mortgage-Backed and Related
    Securities                            3,321         62      7.47        7,608       130     6.83
  Equity Investments                      9,127        116      5.08        8,201       125     6.10
  Other Investments                       1,007          4      1.59        4,971        63     5.07
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $573,999    $ 9,673      6.74%    $567,226   $11,366     8.02%
Non-Interest Earning Assets              18,674                            17,873
                                       --------                          --------
  TOTAL ASSETS                         $592,673                          $585,099
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 29,364    $    97      1.32%    $ 22,859   $    64     1.12%
  Savings                                58,388        360      2.47       42,371       261     2.46
  Money Market                          108,659        464      1.71      122,045     1,460     4.79
  Certificates of Deposits              170,488      1,774      4.16      165,839     2,543     6.13
  Jumbo CDs                               9,090         62      2.73        9,245       145     6.27
  Purchased CDs                          48,950        485      3.96       67,323     1,111     6.60
  FHLB Advances                          65,167        703      4.32       55,778       871     6.25
  Other Borrowed Funds                   15,788         92      2.33       13,510       181     5.36
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $505,894    $ 4,037      3.19%    $498,970   $ 6,636     5.32%
Non-Interest Bearing Deposits            31,086                            24,456
Other Liabilities                        10,087                            13,403
                                      ---------                          --------
TOTAL LIABILITIES                      $547,067                          $536,829
Stockholders' Equity                     45,606                            48,270
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $592,673                          $585,099
                                       ========                          ========
NET INTEREST INCOME                                $ 5,636                          $ 4,730
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    3.55%                           2.70%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.93%	                        3.34%
                                                                ====                            ====


(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.

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